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                                                                     EXHIBIT 3.1

                           BARRIER THERAPEUTICS, INC.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                  BARRIER THERAPEUTICS, INC. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware does hereby certify:

                  FIRST:   The name of the corporation is Barrier Therapeutics,
Inc. The Corporation was originally formed in the State of Delaware on September 17, 2001 as Barrier Health Technologies, Inc.

                  SECOND: The Corporation has received payment for its capital stock.

                  THIRD: The Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A (the "Restated Certificate") has been duly adopted and executed in accordance with the provisions of Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

                  FOURTH: This Certificate shall become effective immediately upon its filing with the Secretary of State of the State of Delaware.

                  FIFTH: The Restated Certificate so adopted reads in its entirety as set forth in Exhibit A attached hereto and is incorporated herein by this reference.

                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed by its Chief Executive Officer, this 23rd day of October, 2003.

                                     BARRIER THERAPEUTICS, INC.

                                     By:   /s/  Geert Cauwenbergh
                                           -------------------------------------
                                           Name: Geert Cauwenbergh
                                           Title: Chief Executive Officer

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                                                                       EXHIBIT A

                           BARRIER THERAPEUTICS, INC.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                   ARTICLE 1

                  The name of the corporation is Barrier Therapeutics, Inc. (the "Corporation"). The Corporation is incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE 2

                  The location and post office address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19101. The name of the Corporation's registered agent of such address is The Corporation Trust Company.

                                   ARTICLE 3

                  The purpose or purposes for which the Corporation is incorporated are to engage in, and to do any lawful act concerning, any or all lawful business for which corporations may be incorporated under the Delaware General Corporation Law.

                                   ARTICLE 4

         4.1 Classes of Stock. The aggregate number of shares which the Corporation shall have the authority to issue is 71,921,809 shares, divided into two classes as follows:

                  (a) 40,000,000 shares of Common Stock, par value $0.0001 per share (the "Common Stock"), and

                  (b) 31,921,809 shares of Preferred Stock, par value $0.0001 per share.

         4.2      Preferred Stock.

                  (a)      Designation of Series; Rank.

                           (i)      8,333,333 shares of Preferred Stock shall be
designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The original issuance price of the Series A Preferred Stock shall be $3.00 per share (the "Original Series A Purchase Price"). The Series A Preferred Stock shall rank pari passu with the Series B Preferred Stock and the Series C Preferred Stock (each as defined below) and senior to the Common Stock as to dividends and upon Liquidation (as defined below). The date on which the first share of Series A Preferred Stock is issued is hereinafter referred to as the "Original Series A Issue Date." The number of shares that may be issued may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the sum of (i) the number of such shares then outstanding

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and (ii) the number of such shares into which any rights, options, warrants or other securities then outstanding may be converted.

                           (ii)     15,383,336 shares of Preferred Stock shall
be designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"). The original issuance price of the Series B Preferred Stock shall be $3.00 per share (the "Original Series B Purchase Price"). The Series B Preferred Stock shall rank pari passu with the Series A Preferred Stock and the Series C Preferred Stock and senior to the Common Stock as to dividends and upon Liquidation. The date on which the first share of Series B Preferred Stock is issued is herein referred to as the "Original Series B Issue Date." The number of shares that may be issued may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the sum of (i) the number of such shares then outstanding and (ii) the number of such shares into which any rights, options, warrants or other securities then outstanding may be converted.

                           (iii)    8,205,140 shares of Preferred Stock shall be
designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"). The original issuance price of the Series C Preferred Stock shall be $3.90 per share (the "Original Series C Purchase Price"). The Series C Preferred Stock shall rank pari passu with the Series A Preferred Stock and Series B Preferred Stock and senior to the Common Stock as to dividends and upon Liquidation. The date on which the first share of Series C Preferred Stock is issued is herein referred to as the "Original Series C Issue Date." The number of shares that may be issued may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the sum of (i) the number of such shares then outstanding and (ii) the number of such shares into which any rights, options, warrants or other securities then outstanding may be converted.

                           (iv)     Preferred Stock. The Series A Preferred
Stock, the Series B Preferred Stock and the Series C Preferred Stock are collectively referred to herein as the "Preferred Stock."

                  (b)      Dividends.

                           (i)      The holders of the Preferred Stock, in
preference to the holders of the Common Stock, shall be entitled to receive dividends on each outstanding share of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock at the rate of 8% per annum on the Original Series A Purchase Price, the Original Series B Purchase Price, or the Original Series C Purchase Price, as applicable, pursuant to this Section 4.2(b). Dividends shall accrue: (x) with respect to the Series A Preferred Stock, from the Original Series A Issue Date, (y) with respect to the Series B Preferred Sock, from the Original Series B Issue Date, and (z) with respect to the Series C Preferred Stock from the Original Series C Issue Date, in each case, regardless of whether the Board of Directors has declared a dividend payment or whether there are any profits, surplus or other funds of the Corporation legally available for dividends, but shall be payable only when such dividends are declared by the Board or upon liquidation or redemption. Dividends shall be cumulative but shall not compound. No dividend shall be paid to the holders of Preferred Stock pursuant to this Section 4.2(b) in any form of consideration other than cash unless the holders of a majority in interest of each series of

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Preferred Stock, at the time of the dividend, approve such dividend (including the valuation of the consideration being distributed).

                           (ii)     The Board of Directors shall not declare,
and the Corporation shall not pay, any dividend or distribution on the Common Stock, unless and until the holders of the Preferred Stock have received the dividends accrued under Section 4.2(b)(i) above. The holders of Preferred Stock shall be entitled to participate ratably with the holders of the Common Stock in an amount per share equal to the amount of the dividend or distribution proposed to be paid on a share of Common Stock multiplied by the number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock held by such holder on the record date for such dividend or distribution. For purposes of this Section 4.2(b)(ii), a subdivision or split-up of shares shall not be deemed a dividend if the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price are adjusted in accordance with Section 4.2(e)(iii)(D) hereof.

                  (c)      Liquidation, Dissolution or Winding Up.

                           (i)      Treatment at Liquidation, Dissolution or
Winding Up.

                                    (A)      In the event of any liquidation,
dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a "Liquidation"), before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation ranking on Liquidation junior to the Preferred Stock, and subject to the liquidation rights and preferences of any class or series of capital stock designated in the future to rank on Liquidation senior to, or on a parity with, the Preferred Stock, each holder of Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to holders of any class of the Corporation's capital stock, whether such assets are capital, surplus earnings or other assets ("Available Assets"), an amount per share equal to the greater of (1) (x) with respect to Series A Preferred Stock, the sum of (i) two times the Original Series A Purchase Price (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series A Preferred Stock) plus (ii) any accrued but unpaid dividends, (y) with respect to the Series B Preferred Stock, the sum of (i) two times the Original Series B Purchase Price (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series B Preferred Stock) plus (ii) any accrued but unpaid dividends and (z) with respect to the Series C Preferred Stock, the sum of (i) two times the Original Series C Purchase Price (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Series C Preferred Stock) plus (ii) any accrued but unpaid dividends, or (2) the amount such holder would have received if such holder had converted its Preferred Stock into shares of Common Stock in accordance with Section 4.2(e) immediately prior to such liquidation (collectively, the "Preferred Liquidation Preference"). No distribution or payment shall be payable to, or receivable by, any holder of Common Stock or any other class or series of capital stock of the Corporation ranking on Liquidation junior to the Preferred Stock, in such holder's capacity as such, unless and until the Preferred Liquidation Preference on each outstanding share of Preferred Stock has been paid in full.

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                                    (B)      If, upon Liquidation, the Available
Assets shall be insufficient to pay the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the full
Preferred Liquidation Preference, the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall share ratably in any distribution of Available Assets pro rata according to the respective amounts which would be payable with respect to the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by such holders if all amounts payable or with respect to such shares were paid in full provided, however, that any payments or proceeds that could be made or distributed following the closing of any Sale of the Corporation as the result of termination or expiration of an escrow or operation of an earn-out or similar arrangement or termination of dissenter's or appraisal rights will not be deemed distributed until received.

                                    (C)      After the payment of the Preferred
Liquidation Preference has been made in full to the holders of the Preferred Stock, the remaining Available Assets shall be distributed among the holders of shares of Common Stock pro rata based on the number of shares of Common Stock held by each.

                                    (D)      A Sale of the Corporation shall be
deemed a Liquidation unless the holders of a majority of the Preferred Stock elect otherwise.

                  "Sale Of The Corporation" means (A) the sale of all or substantially all of the Corporation's assets in one transaction or a series of transactions, (B)(1) the sale or transfer of the outstanding capital stock of the Corporation, or (2) the merger or consolidation of the Corporation with or into another Person or entity, in each case in clauses (1) and (2) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction or (C) a sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities or otherwise) which constitutes all or substantially all of the consolidated assets of the Corporation.

                  "Subsidiary" or "Subsidiaries" means any Person of which the Corporation directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests and/or any Person of which any Subsidiary (as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests.

                  "Person" shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

                           (ii)     Distributions Other than Cash. Whenever the
distribution provided for in this Section 4.2(c) shall be payable in whole or in part in property other than cash or marketable securities, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors. All such distributions made hereunder shall be made pro rata with respect to each series and class of Preferred Stock

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and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

                  (d) Voting Power. In addition to the rights provided by law and contained herein, the holders of Preferred Stock shall be entitled to vote (or render written consents in lieu of a vote) on all matters as to which holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock and any other capital stock of the Corporation entitled to vote together with the Common Stock, all as a single class (except with respect to the election of directors, which vote shall be made in accordance with Section 4.2(d)(iii)).

                           (i)      Series A Preferred Stock. Each holder of
Series A Preferred Stock shall be entitled to vote in the same manner but not with the same effect as the Common Stock. The aggregate number of votes to which all outstanding shares of the Series A Preferred Stock shall be entitled to vote on all matters shall be the lesser of (A) the largest number of whole shares of Common Stock into which all such shares of Series A Preferred Stock could then be converted pursuant to Section 4.2(e), at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited and (B) 19.9% of all issued and outstanding shares of Common Stock and Preferred Stock (the "Series A Adjusted Voting Number"), provided that, in the case of a vote of the Preferred Stock (voting together as a single class), if the Series A Adjusted Voting Number is greater than 25% of all issued and outstanding shares of Preferred Stock (the "Reduced Voting Number"), then the Series A Adjusted Voting Number shall be decreased to the Reduced Voting Number. Each holder of Series A Preferred Stock shall be entitled to that number of votes equal to (1) the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could then be converted pursuant to Section 4.2(e), where clause (A) is applicable, or (2) the product of (I) the number determined in clause (1) divided by the largest number of whole shares of Common Stock into which the total number of shares of Series A Preferred Stock outstanding could then be converted pursuant to Section 4.2(e) multiplied by (II) the Series A Adjusted Voting Number, where clause (B) is applicable or the Reduced Voting Number, where the proviso of clause (B) is applicable. For purposes of calculating voting rights in all instances, the number of outstanding shares of Series A Preferred Stock shall be deemed to equal the aggregate number of shares that the holders of the Series A Preferred Stock are entitled to vote in such instance pursuant to this Section 4.2(d)(i).

For example, assuming that as of the Closing Date (as defined in the Series C Securities Acquisition Agreement dated as of October 23, 2003), there have been no issuances of Common Stock or Preferred Stock other than (w) 1,645,000 shares of Common Stock, (x) 8,333,333 shares of Series A Preferred Stock, (y) 15,383,336 shares of Series B Preferred Stock and (z) 8,205,140 shares of Series C Preferred Stock (for a total of 33,566,809 outstanding shares of Common Stock (on an as-converted basis) and 31,921,809 outstanding shares of Preferred Stock), calculation of votes would be as follows:

                           (1) In a vote of all of the outstanding Common Stock and Preferred Stock, the holders of the Series A Preferred Stock would be entitled to vote 6,679,795 shares. The Series A Adjusted Voting Number applies since clause (B), which is

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         determined by 19.9% multiplied by 33,566,809, is less than the number determined in clause (A), which is 8,333,333.

                           (2)      In a vote of all of the outstanding
         Preferred Stock, the holders of the Series A Preferred Stock would be entitled to vote 6,679,795 shares. Since the Series A Adjusted Voting Number is not greater than 25% of the outstanding shares of Preferred Stock (or, 7,980,452), the Series A Adjusted Voting Number applies, not the Reduced Voting Number.

                           (3) In determining whether a majority of the outstanding shares of Preferred Stock have approved an action, the number of shares of Preferred Stock voting in favor of such action must be greater than 50% multiplied by the sum of 6,679,795 plus 15,383,336 plus 8,205,140 (or, 15,134,136). Since the Series A Preferred Stock are entitled to vote a number of shares equal to the Series A Adjusted Voting Number, the aggregate number of outstanding shares of Preferred Stock is deemed to be the sum of the Series A Adjusted Voting Number plus the outstanding shares of Series B Preferred Stock and Series C Preferred Stock.

                           (ii)     Series B Preferred Stock. Each holder of
Series B Preferred Stock shall be entitled to vote in the same manner and with the same effect as the Common Stock. Each holder of Series B Preferred Stock shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could then be converted, pursuant to the provisions of Section 4.2(e), at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

                           (iii)    Series C Preferred Stock. Each holder of
Series C Preferred Stock shall be entitled to vote in the same manner and with the same effect as the Common Stock. Each holder of Series C Preferred Stock shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series C Preferred Stock could then be converted, pursuant to the provisions of Section 4.2(e), at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

                           (iv)     Director Election Rights. So long as any
shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock remain outstanding the composition of the Board of Directors shall be as set forth in the Amended and Restated Stockholders Agreement dated as of October 23, 2003 among the Corporation and the other parties thereto, as the same may be amended or supplemented from time to time (the "Stockholders Agreement").

                  (e) Conversion Rights. The holders of the Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of shares of Preferred Stock into shares of Common
Stock:

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                           (i)      Voluntary Conversion. Subject to and in
compliance with the provisions of this Section 4.2(e), each share of Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into that number of fully-paid and non-assessable shares of Common Stock as is determined by (x) in the case of the Series A Preferred Stock, dividing the Original Series A Purchase Price by the Series A Conversion Price (as defined below) in effect at the time of conversion, (y) in the case of the Series B Preferred Stock, dividing the Original Series B Purchase Price by the Series B Conversion Price (as defined below) in effect at the time of the conversion and (z) in the case of the Series C Preferred Stock, dividing the Original Series C Purchase Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall initially be $3.00 per share, subject to adjustment as provided herein. The "Series B Conversion Price" shall initially be $3.00 per share, subject to adjustment as provided herein. The "Series C Conversion Price" shall initially be $3.90 per share, subject to adjustment as provided herein.

                           (ii)     Automatic Conversion.

                                    (A)      Events Causing Conversion.
Immediately (1) upon the occurrence of an underwritten public offering for the account of the Corporation of the Common Stock pursuant to a registration statement (other than on Form S-4 or S-8 or any successor forms thereto) filed under the Securities Act of 1933, as amended (the "QPO"), which results in aggregate net proceeds to the Corporation of at least $50,000,000 (calculated after deducting underwriters' commissions and other offering expenses), at a price per share not less than $7.80 per share (subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event), provided that the Common Stock is listed for trading on either the New York Stock Exchange or the Nasdaq National Market or (2) upon the approval, set forth in a written notice to the Corporation, of the holders of at least two-thirds (66-2/3%) of the then outstanding shares of Preferred Stock, electing to convert all outstanding shares of Preferred Stock to Common Stock, all outstanding shares of Preferred Stock shall, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, be converted automatically into that number of fully paid, non-assessable shares of Common Stock as is determined by dividing the sum of the applicable Original Purchase Price by the applicable Conversion Price then in effect. Without limiting the foregoing sentence, (x) upon the approval, set forth in a written notice to the Corporation, of the holders of at least seventy percent (70%) of the then outstanding shares of Series C Preferred Stock electing to convert all outstanding shares of Series C Preferred Stock to Common Stock, all outstanding shares of Series C Preferred Stock shall be converted automatically into that number of fully paid, non-assessable shares of Common Stock as is determined by dividing the sum of the Original Series C Purchase Price by the Series C Conversion Price then in effect and (y) upon the approval, set forth in a written notice to the Corporation, of the holders of at least two-thirds (66-2/3%) of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a class, electing to convert all outstanding shares of Series A Preferred Stock and Series B Preferred Stock to Common Stock, all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall be converted automatically into that number of fully paid, non-assessable shares of Common Stock as is determined by dividing the sum of the applicable Original Purchase Price by the applicable Conversion Price then in effect; in each case without

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

any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                                    (B)      Surrender of Certificates Upon
Conversion. Upon the occurrence of the conversion event specified in Section 4.2(e)(ii), the holders of the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock, as appropriate, shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation will pay cash in lieu of fractional shares pursuant to
Section 4.2(e)(vi) below. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen, destroyed or mutilated and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                           (iii)    Anti-Dilution Adjustments.

                                    (A)      With respect to the Series C
Preferred Stock, for so long as the Series C Conversion Price is greater than $3.00 per share (subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event), if the Corporation shall, at any time or from time to time after the Original Series C Issue Date, issue, or be deemed to issue, any shares of Common Stock (other than Excluded Securities (as defined below)) without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to the issuance, or deemed issuance, of such Common Stock, then the Series C Conversion Price in effect immediately prior to each such issuance, or deemed issuance, shall be lowered to an amount equal to the greater of (I) the lowest amount of per share consideration that was received for such Common Stock that was issued, or deemed to be issued, or (II) $3.00 per share (subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event); provided that if the lowest amount of per share consideration that was received for such Common Stock that was issued is less than $3.00 per share (subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event), then the Series C Conversion Price shall be reduced to a price equal to the quotient obtained by dividing:

                                             (1)      an amount equal to the sum
of (x) the total number of shares of Common Stock outstanding (assuming conversion of all outstanding shares of Preferred Stock and convertible notes, but excluding warrants and stock options) immediately prior to such issuance, multiplied by $3.00 (subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event), and (y) the consideration received by the Corporation upon such issuance or deemed issuance; by

                                             (2)      the total number of shares
of Common Stock outstanding (assuming conversion of all outstanding shares of Preferred Stock and convertible

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notes, but excluding warrants and stock options) immediately after the issuance, or deemed issuance, of such Common Stock.

                                    (B)      With respect to the Series A
Preferred Stock and the Series B Preferred Stock and with respect to the Series C Preferred Stock, when the Series C Conversion Price is equal to or less than $3.00 per share (subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event), if the Corporation shall, at any time or from time to time issue, or be deemed to issue, any shares of Common Stock (other than Excluded Securities) without consideration or for a consideration per share less than the Conversion Price for any series of Preferred Stock in effect immediately prior to the issuance, or deemed issuance, of such Common Stock, then the Conversion Price for such series of Preferred Stock in effect immediately prior to each such issuance, or deemed issuance, shall forthwith be lowered to a price equal to the quotient obtained by dividing:

                                             (1)      an amount equal to the sum
of (x) the total number of shares of Common Stock outstanding (assuming conversion of all outstanding shares of Preferred Stock and convertible notes, but excluding warrants and stock options) immediately prior to such issuance, multiplied by the Conversion Price for such series of Preferred Stock in effect immediately prior to such issuance, or deemed issuance, and (y) the consideration received by the Corporation upon such issuance or deemed issuance; by

                                             (2)      the total number of shares
of Common Stock outstanding (assuming conversion of all outstanding shares of Preferred Stock and convertible notes, but excluding warrants and stock options) immediately after the issuance, or deemed issuance, of such Common Stock.

                                    (C)      For the purposes of any adjustment
of the Conversion Price pursuant to clause (A) or (B) above, the following provisions shall be applicable:

                                             (1)      In the case of the
issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

                                             (2)      In the case of the
issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Market Price (as defined below) thereof.

                                             (3)      In the case of the
issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                                      a.       the aggregate
maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                                      b.       the aggregate
maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                                                      c.       on any change in
the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price for such series of Preferred Stock shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

                                                      d.       on the expiration
of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for such series of Preferred Stock shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof.

                                    (D)      If, at any time after the Original
Series C Issue Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up (or if no record date is set, the date such stock dividend, subdivision of stock split is consummated), the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                                    (E)      If, at any time after the Original
Series C Issue Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                                    (F)      In the event of any capital
reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, in each case not deemed a Liquidation under Section 4.2(c), each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

                                    (G)      If any event occurs of the type
contemplated by the provisions of this Section 4.2(e)(iii) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, but excluding any issuance of Common Stock pursuant to an equity incentive plan approved by the Board of Directors), then the Board of Directors shall make an appropriate reduction in the Conversion Price so as to protect the rights of the holders of the Preferred Stock.

                                    (H)      All calculations under this
paragraph shall be made to the nearest one hundredth (1/100) of a cent.

                                    (I)      In any case in which the provisions
of this Section 4.2(e)(iii) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

                                    (J)      If the Corporation shall propose to
take any action of the types described in clauses (D), (E), (F) or (G) of this
Section 4.2(e)(iii), the Corporation shall give notice to each holder of shares of Preferred Stock in the manner set forth in Section 4.2(e)(iv) below, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price for such series of Preferred Stock and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as the case may be. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                                    (K)      In the event that the holders of a
majority of the Series C Preferred Stock consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of such Series C Preferred Stock would otherwise be entitled pursuant to Article 4,
Section 4.2(e)(iii)(A) (other than pursuant to the proviso in clause (II) thereof), the Corporation shall not be required to make any adjustment whatsoever with respect to any Series C Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate. In the event that the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of such series of Preferred Stock would otherwise be entitled pursuant to Article 4, Section 4.2(e)(iii)(B) or the proviso in clause (II) of
Section 4.2(e)(iii)(A), the Corporation shall not be required to make any adjustment whatsoever with respect to any Preferred Stock of such series in excess of such limit or at all, as the terms of such consent may dictate.

                                    (L)      As used herein, the following
definitions have the meanings set forth below:

                  (x) "Market Price" means, as to any security, the average of the closing prices of such security's sales on all United States securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization, in each such case averaged over a period of 21 trading days consisting of the day as of which "Market Price" is being determined and the 20 consecutive trading days prior to such day. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" of such security shall be the fair value thereof as determined in good faith by the Board of Directors.

                  (y)      "Excluded Securities" means:

                                             (1)      any Common Stock issued in
a QPO;

                                             (2)      any Common Stock issued
upon conversion of the Preferred Stock;

                                             (3)      any Common Stock issued
upon the exercise of any warrants or options outstanding on the Series C Original Issue Date;

                                             (4)      any Common Stock issued in
connection with bona fide acquisitions of another Person or business unit thereof approved by the Board of Directors;

                                             (5)      any Common Stock issued
after the Series C Original Issue Date in connection with any equipment leasing arrangement from a bank or similar financial institution, bank financing or other similar transaction primarily of a non-equity financing nature, which in any case is approved by the Board of Directors, provided, that, such issuances in the aggregate do not exceed 1,000,000 shares; and

                                             (6)      up to 3,075,000 shares of
Common Stock, or the grant of options exercisable therefor, issued or issuable after the Series B Original Issue Date to directors, officers, employees and consultants of the Corporation or any Subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors.

The foregoing numbers shall be subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Common Stock of the Corporation.

                           (iv)     Certificate as to Adjustments; Notice by
Corporation. In each case of an adjustment or readjustment of a Conversion Price, the Corporation at its expense will send, by first-class certified mail, return receipt requested and postage prepaid or by confirmed facsimile, to each holder of Preferred Stock so affected at such holder's address appearing on the Corporation's records a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 4.2(e)(iii)(J) above.

                           (v)      Exercise of Conversion Privilege. To
exercise its conversion privilege, a holder of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. The holder of Preferred Stock may make any such notice of conversion, whether such conversion is in connection with a Sale Of The Corporation or otherwise, conditional upon the happening of any event or the passage of such time as is specified by such holder of Preferred Stock in such conversion notice, and may rescind any notice of conversion prior to the effective time thereof specified in any such notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Preferred Stock in accordance with the provisions of this 4.2(e)(v) (which shall contain such legends as were set forth on the surrender certificate or certificates), and cash, as provided in Section 4.2(e)(vi) in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effective immediately prior to the close of business on the Conversion Date, and at such time as the rights of the holder as holder of the converted shares of Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. Upon issuance of shares in accordance with this Section 4.2(e)(v) such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto due to any action of, or omission by, the Corporation. The Corporation shall take all such actions as may be necessary to assure that all such shares may be so issued without violation of any applicable law or any requirements of any domestic securities exchange upon which such shares may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares in any manner which would interfere with the timely conversion of any shares. The issuance of certificates for shares of any class of capital stock (upon conversion of shares of any other class of capital stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of such shares; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares converted.

                           (vi)     Cash in Lieu of Fractional Shares. No
fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Preferred Stock, the Corporation shall pay to the holder of the shares of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the product of (i) the fair market value per share of the Common Stock (as determined in good faith by the Board of Directors) as of the close of business on the Conversion Date and (ii) such fractional interest. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Preferred Stock being converted at any one time by any holder thereof, not upon each share of Preferred Stock being converted.

                           (vii)    Partial Conversion. In the event some but
not all of the shares of Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Preferred Stock which were not converted (which shall contain such legends as were set forth on the surrendered certificate or certificates).

                           (viii)   Reservation of Common Stock. The Corporation
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscription or purchase rights for Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock (including any shares of Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (ix)     Conversion upon Termination of License
Agreement. In the event that Johnson & Johnson Consumer Companies, Inc., Janssen Pharmaceutica Products, L.P. or any of their respective affiliates terminates the Intellectual Property Transfer and License Agreement dated as of May 7, 2002 between such entity and the Corporation (each, a "License Agreement"), the shares of Series A Preferred Stock held by such holder (and/or its transferees) as of the date of such termination shall, without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation, be converted automatically into shares of Common Stock. Notwithstanding anything to the contrary contained in this Restated Certificate, any conversion pursuant to this Section 4(e)(ix) shall be done at the rate of one (1) share of Series A Preferred Stock for one
(1) share of Common Stock and no consideration shall be payable by the Corporation to such holder of Series A Preferred Stock in connection with such conversion.

                  (f)      Restrictions and Limitations on Corporate Action.

                           (i)      The Corporation will not take any corporate
action without the approval by the holders of a majority of the then outstanding shares of the affected series of Preferred Stock, if such action would:

                                    (A)      alter, change or amend the rights,
preferences or privileges of such series of Preferred Stock, whether by merger, reclassification, redesignation, or otherwise; or

                                    (B)      increase the authorized number of
shares of such series of Preferred Stock.

                           (ii)     The Corporation will not take any corporate
action (or agree to do so) without the approval by the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock voting together as a single class, if such action would:

                                    (A)      in any manner (including by
amendment, merger, consolidation or otherwise) authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon Liquidation, is senior to or on parity with the Preferred Stock or which in any manner adversely affects the holders of Preferred Stock;

                                    (B)      increase the authorized number of
shares of Common Stock or Preferred Stock of the Company;

                                    (C)      reclassify (including by amendment,
merger, consolidation or otherwise) any Capital Stock of the Company;

                                    (D)      issue or authorize the issuance of
shares, or options or other securities to acquire shares, of Common Stock to employees, consultants or directors after the Original Series B Issue Date in excess of 3,075,000 shares;

                                    (E)      redeem, repurchase, declare or pay
a dividend with regard to any security of the Corporation; provided, however, this provision shall not apply to (i) the redemption of Preferred Stock pursuant to Section 4.2(i) or (ii) the purchase of capital stock for cost by the Corporation upon termination of employees, consultants and directors including without limitation pursuant to any restricted stock purchase agreement or similar agreement between the Corporation and certain holders of Common Stock;

                                    (F)      amend, repeal or waive any
provision of the Restated Certificate or Bylaws;

                                    (G)      materially change the business of
the Corporation from that which is provided for in any business plan adopted by the Board of Directors;

                                    (H)      increase or decrease the authorized
number of directors constituting the Board of Directors;

                                    (I)      approve or consummate a Liquidation
of the Corporation or Sale of the Corporation;

                                    (J)      incur any indebtedness greater than
$1,000,000 in the aggregate; or

                                    (K)      issue any shares of its Common
Stock in connection with an acquisition of another Person or business unit thereof.

                           (iii)    The Corporation will not take any corporate
action (or agree to do so) without the approval of the Board of Directors (including at least a majority of the Preferred Directors (as such term is defined in the Stockholders Agreement)) if such action would:

                                    (A)      grant any right to any patent,
patent application or trade secret or any other material intellectual property rights of the Corporation or any subsidiary to any Person (other than the rights granted under the License Agreements); or

                                    (B)      acquire or license any intellectual
property from another Person for aggregate consideration to be paid by the Corporation or such subsidiary and anticipated expense commitment (contractually or otherwise) on the part of the Corporation or such subsidiary related to such acquisition or licensing in excess of $2,000,000.

                           (iv)     The Corporation shall not authorize or
consummate any transaction between the Corporation, on the one hand and any of its affiliates, shareholders or employees or any affiliate thereof, on the other hand, unless at least a majority of the disinterested directors have approved such transaction.

                  (g) No Dilution or Impairment. The Corporation will not, upon a Liquidation, issuance of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein. Without limiting the generality of the foregoing, the Corporation (i) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and (ii) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding, provided, however, nothing contained herein shall prohibit the Corporation from amending the Certificate of Incorporation upon obtaining the appropriate stockholder approval.

                  (h)      Notices of Record Date. In the event of :

                           (i)      any taking by the Corporation of a record of
the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                           (ii)     any capital reorganization of the
Corporation, any reclassification or recapitalization of the capital stock of the Corporation; or

                           (iii)    any Liquidation or Sale of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, or Liquidation is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, or Liquidation. Such notice shall be mailed by first class mail, postage prepaid, at least fifteen (15) business days prior to the date specified in such notice on which action is being taken.

                  (i)      Redemption.

                           (i)      At any time on and after December 31, 2008,
the holders the Series B Preferred Stock and the Series C Preferred Stock by vote of the holders of at least two-thirds (66-2/3%) of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class) may require the Corporation to redeem all (but not less than all) of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock held by the holders of the Series B Preferred Stock and the Series C Preferred Stock by delivering a written notice thereof (the "Series B/C Redemption Request") to the Corporation. Promptly upon receipt of the Series B/C Redemption Request (but not more than five days thereafter), the Corporation shall send a written notice (the "Series B/C Redemption Notice") to the holders of the Series A Preferred Stock notifying such holders of the requested redemption. If the Corporation receives, within twenty (20) days after delivery of the Series B/C Redemption Notice, a written request (the "Series A Redemption Request") from the holders of at least a majority of the Series A Preferred Stock to include all (but not less than all) of the then outstanding shares of Series A Preferred Stock held by the holders of the Series A Preferred Stock in the redemption, then the Series A Preferred Stock shall be so included.

                           (ii)     Promptly upon (but in no event more than
five days after) the earlier to occur of (A) its receipt of the Series A Redemption Request and (B) the expiration of the 20-day period for delivery of such request, the Corporation shall send written notice (the "Redemption Confirmation Notice") to each of the holders of the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock, as applicable, which notice shall specify the Initial Redemption Date (as defined below), the Redemption Price, the number of shares of each series of Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where the closing will occur. The price at which each share of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, if applicable, shall be redeemed shall equal the sum of (x) two times the Original Series C Purchase Price, the Original Series B Purchase Price or the Original Series A Purchase Price, as the case may be, plus (y) accrued but unpaid dividends thereon computed to such Redemption Date (such sum being referred to herein as the "Redemption Price"). At least 20 but not more than 30 days prior to each Redemption Date occurring after the Initial Redemption Date, the Corporation shall send a Redemption Confirmation Notice to all holders of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, if applicable.

                           (iii)    The Corporation shall redeem the Series C
Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock, if applicable, in three equal annual installments, with the first redemption payment being due on that date that is sixty (60) days after the Corporation's receipt of the Series B/C Redemption Notice (the "Initial Redemption Date") and each successive installment being due on each successive anniversary of the Initial Redemption Date (each such date being referred to herein as a "Redemption Date"). The closing of the redemption shall take place at 11:00 a.m. New York City time on each Redemption Date at the Corporation's principal executive office or place of business. At each closing, the Corporation shall pay to each of the holders of the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock, if applicable, against the Corporation's receipt from such holder of the certificate or certificates representing the aggregate shares of such series of Preferred Stock to be redeemed on such Redemption Date, an amount equal to the Redemption Price for all such shares, by wire transfer of immediately available funds, or if such holder shall not have specified wire transfer instructions to the Corporation prior to such closing, by certified or official bank check made payable to the order of such holder. In the event that less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If any such holder fails to surrender such certificates, the redemption obligations of the Corporation shall not be affected and after the redemption payment is made, certificates for the shares to be redeemed shall be cancelled on the records of the Corporation. Notwithstanding anything to the contrary contained herein, the Corporation shall not redeem any fractional shares, but shall round that number of shares to be redeemed from any holder down to the nearest whole number, unless such redemption is the final redemption required hereunder, in which case the Corporation shall pay cash in lieu of fractional shares pursuant to Section 4.2(e)(vi) above. In no event shall the Corporation be required to redeem on any Redemption Date shares of Preferred Stock having an aggregate Redemption Price in excess of the amount legally permitted to be paid at such time by the Corporation.

                           (iv)     In the event that, with respect to a
redemption pursuant to this Section 4.2(i), the Corporation shall not have sufficient funds on hand, including after using its best efforts to obtain such funds from third party financing sources on reasonable and customary terms, to pay in full in cash the aggregate payment due on any Redemption Date, then the Corporation shall pay in cash the maximum amount thereof possible and thereby redeem the maximum number of shares in accordance with this clause (iv), and the unredeemed balance of such shares shall remain outstanding and subject to all the terms of this Restated Certificate. If the funds of the Corporation legally available for redemption of shares of the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock, if applicable, on any Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, the holders of the Series C Preferred Stock, the Series B Preferred Stock and the Series A Preferred Stock, if applicable, shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem but which it had not redeemed or such portion thereof for which funds are then legally available, on the basis set forth above.

                           (v)      No share of Series C Preferred Stock, Series
B Preferred Stock or Series A Preferred Stock is entitled to any dividends accruing after the date on which the full Redemption Price for such share is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

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

                           (vi)     Anything contained in this Section 4.2(i) to
the contrary notwithstanding, the outstanding shares of Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall remain subject to conversion pursuant to Section 4(e) hereof at all times up to the close of business on each applicable Redemption Date or such later date on which such shares are redeemed.

                  (j) Status of Converted or Repurchased Preferred Stock. Any share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock. Upon the cancellation of all outstanding shares of any class or series of Preferred Stock, the provisions of this Restated Certificate with respect to such class or series of Preferred Stock shall terminate and have no further force and effect.

         4.3      Common Stock.

                  (a) Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Notwithstanding the foregoing, the Corporation shall not, at any time after the filing date, declare and/or distribute a cash dividend upon its Common Stock payable otherwise than out of earnings (other than in connection with a Liquidation as contemplated by Section 4.2(c) of this
Article 4). Any dividend or distribution on the Common Stock shall be payable on shares of Common Stock, share and share alike; provided, however, that in the case of dividends or distributions payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid.

                  (b) Liquidation Rights. In the event of any Liquidation of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferences on the outstanding Preferred Stock, the holders of shares of Common Stock shall be entitled to the remaining net assets of the Corporation.

                  (c)      Redemption. The Common Stock is not redeemable.

                  (d) Voting Rights. The holders of Common Stock shall have the right to one vote for each share of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such other matters and in such manner as may be provided by law. The rights of holders of Common Stock to elect directors shall be as set forth in the Stockholders Agreement.

                                   ARTICLE 5

         In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation, except as specifically otherwise provided therein.

                                   ARTICLE 6

         To the fullest extent provided by the Delaware General Corporation Law, as the same may be amended (the "DGCL"), no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based on an act or omission (i) in the breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, (iv) under Section 174 of the DGCL or (v) to the extent that Section 102(b)(7) (or any successor provision) of the DGCL expressly provides that the liability of a director may not be eliminated or limited. If the DGCL is amended after the date of the filing of this Restated Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to, expiration of or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any act or omissions of such director or officer occurring prior to such amendment, expiration or repeal.

                                   ARTICLE 7

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE 8

         Except as otherwise provided herein, any action which may be taken at a meeting of stockholders or of a class of stockholders may be taken without a meeting if a consent or consents in writing to such action, setting forth the action so taken, shall be signed by stockholders entitled to cast a majority (or such larger percentage as may at the time of such action be required by statute or this Certificate for the taking of action by stockholders without a meeting) of the votes which all such stockholders are entitled to cast thereon. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                   ARTICLE 9

         The Corporation is authorized to provide indemnification of corporate agents through Bylaw provisions, agreements with the agents, vote of stockholders or disinterested directors, or otherwise, subject only to the applicable limits set forth in Delaware law.

                                   ARTICLE 10

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute unless otherwise expressly provided herein, and all rights conferred upon stockholders are granted subject to this reservation.

                                   ARTICLE 11

         Unless this Certificate is amended or repealed with respect to this
Article 11 or unless the Bylaws of the Corporation designate otherwise, the Corporation expressly elects not to be governed by Section 203 of the DGCL.

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